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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report: February 1, 1996



                             REDWOOD EMPIRE BANCORP
            (Exact number of Registrant as specified in its charter)



       California                  File No. 0-19231         68-0166366
(State or other jurisdiction of    (Commision File Number)  IRS Employer)
Incorporated or organization)                               Identification No.)



         111 Santa Rosa Avenue, Santa Rosa, California              95404-4905
         (Address of principal executive offices)                   (Zip Code)



       Registrant's telephone number, including area code: (707) 545-9611





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



Item 5.  Other Events

Press release for the following (article attached):

         Redwood Empire Bancorp releases 1995 fourth quarter earnings and full year financial results.













                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                  2-1-96
Date:  ___________________ REDWOOD EMPIRE BANCORP
                               (Registrant)


                               /s/ Gale D. Bridgeman
                           By:__________________________
                               Gale D. Bridgeman
                               Vice President/Controller and
                               Principal Accounting Officer

                           FOR: REDWOOD EMPIRE BANCORP

                     APPROVED BY: James Beckwith
                                  Chief Financial Officer
                                  (707) 573-4988

                     CONTACT:     Morgen-Walke Associates, Inc.
                                  Doug Sherk, Jenifer Kirtland, David Gennarelli
                                  (415) 296-7383
For Immediate Release             Jill Ruja, Elissa Grabowski
                                  (212) 850-5600


             REDWOOD EMPIRE BANCORP REPORTS SIGNIFICANT IMPROVEMENT IN
               FOURTH QUARTER AND FULL YEAR 1995 FINANCIAL RESULTS

SANTA ROSA, CA (January 24, 1996) -- Redwood Empire Bancorp (AMEX: REB) today announced significantly improved financial results for the fourth quarter and full year ended December 31, 1995.
         Consolidated net income for the fourth quarter was $1,025,000, or $0.32 per share on a fully-diluted basis. This compares with a net loss in the fourth quarter of 1994 of $3,735,000, or $1.45 per share, which included a $1,594,000 pre-tax charge for the restructuring of the Company's mortgage operations and the establishment of a lower of cost or market valuation allowance of $5,534,000 for unrealized losses associated with Allied's mortgage loans held for sale.
         For the full year 1995, net income totaled $3,313,000, or $1.04 per share. The Company reported a net loss of $3,035,000, or $1.31 per share, in 1994.
         "We are very pleased with our fourth quarter and full year financial performance, which represented a significant turnaround for the Company," said John H. Downey, Jr., Chairman. "Our restructuring activities at Allied Bank have resulted in a recovery of the mortgage operation, and we are optimistic that this business will continue to operate profitably going forward."
         "National Bank of the Redwoods (NBR), our commercial bank, had another record year," Mr. Downey continued. "NBR benefitted from a 27% increase in net interest income, in large

                                     (more)
part due to the acquisition of Codding Bank in late 1994. Noninterest income, an important focus of the Bank, grew 18% during the year as we continued to expand our niche services in merchant bankcard, SBA lending and electronic banking."
         "For 1996, we will continue to emphasize our commercial banking activities, particularly fee-generating services, where we believe we have an expertise that provides us with a competitive advantage. We are also pursuing strategic alternatives with respect to our mortgage banking business. We are very optimistic about the Company's business prospects for 1996, although financial results could be negatively affected by pending legislation requiring a one-time payment to recapitalize the Savings Association Insurance Fund
(SAIF), the deposit insurance fund for the savings and loan industry," Mr. Downey concluded.
         Net interest income for Redwood Empire Bancorp rose by $2,364,000 in 1995 compared with 1994, reflecting the acquisition of Codding Bank and an increase in the net interest margin. The net interest margin increased 102 basis points to 4.31% from 3.29% in the fourth quarter last year. Noninterest income increased by $5,690,000, primarily due to higher gains on sales of loans.
         The loan loss provision for the year totaled $1,590,000 compared with $1,095,000 last year. Net chargeoffs were $2,340,000, or 0.60% of average portfolio loans. Nonperforming assets were 1.27% of total assets at December 31, 1995. Reserves to portfolio loans were 1.37%.
         Total assets were $558 million at year-end. Common book value per share was $9.64. Tier 1 capital to risk-based assets was approximately 7.15% and total capital to risk-based assets was approximately 11.56%.
         Redwood Empire Bancorp is the holding company for two operating subsidiaries: Allied Bank, F.S.B., a savings institution, and National Bank of the Redwoods, a commercial bank. The Company operates through branches and loan production offices in various California locations, as well as Portland, Oregon.

                                (Table to follow)

                  REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
              CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
      (Dollars in thousands except for earnings per share and share data)



                                                                    Three Months Ended                 Year Ended
                                                  December 31          December 31          December 31           December 31
                                                      1995                1994                 1995                  1994
                                               -------------------  ------------------   ------------------    ------------------

Interest income                                           $12,305             $12,353              $47,374               $38,005
Interest expense                                            6,729               7,239               27,671                20,666
                                               -------------------  ------------------   ------------------    ------------------
Net interest income                                         5,576               5,114               19,703                17,339
Provision for loan losses                                     535                 289                1,590                 1,095
                                               -------------------  ------------------   ------------------    ------------------
Net interest income after loan loss provision               5,041               4,825               18,113                16,244
Other income                                                4,496              (1,498)              16,575                10,885
Other expense                                               7,785               9,227               29,016                32,023
                                               -------------------  ------------------   ------------------    ------------------
Income (loss)before taxes                                   1,752              (5,900)               5,672                (4,894)
Income tax expense (benefit)                                  727              (2,165)               2,359                (1,859)
                                               -------------------  ------------------   ------------------    ------------------
Net income (loss)                                           1,025              (3,735)               3,313                (3,035)
Preferred dividends                                             0                 112                  336                   448

                                               -------------------  -------------------  -------------------   -------------------
Net income (loss) available for common                     $1,025             ($3,847)              $2,977               ($3,483)
                                               ===================  ==================   ==================   ==================



Earnings per common and common equivalent share:
Primary:
  Net income (loss)                                             $.38              ($1.45)               $1.11                ($1.31)
  Weighted average shares                               2,692,000           2,659,000            2,680,000             2,649,000

Fully diluted:
  Net income (loss)                                             $.32              ($1.45)               $1.04                ($1.31)
  Weighted average shares                               3,191,000           2,659,000            3,179,000             2,649,000



Selected Ratios
Return on Average Common Equity                              16.18 %            (60.99%)              12.39 %              (13.22%)
Return on Average Total Equity                               13.19 %            (48.22%)              11.13 %               (9.45%)
Return on Average Assets                                       .72 %             (2.28%)                .57 %                (.56%)

                                                        Selected Consolidated Balance Sheet Data
                                                                    (In Thousands)

                                                                       December 31          December 31
                                                                          1995                 1994
                                                                    ------------------   ------------------

Total Loans, including Mortgage Loans Held for Sale                          $430,844             $522,613
Allowance for Loan Loss                                                         5,037                5,828
Total Assets                                                                  557,910              630,652
Total Deposits                                                                458,393              469,008
Equity Capital                                                                 31,585               28,194
Nonperforming Assets                                                            7,091                8,460